Exhibit 16.1

October 31, 2014

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Green Brick Partners, Inc.

File No. 001-33530

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Green Brick Partners, Inc. dated October 31, 2014, and agree with the statements concerning our Firm contained therein.

12221 Merit Drive · Suite 1800 • Dallas, Texas 75251

972.404.1010 • Facsimile 972.404.1122 • E-mail: hmpc@hmpc.com • www.hmpc.com